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                        SANTA FE ENERGY RESOURCES, INC.

                   % Senior Subordinated Debentures Due 2004




                            ------------------------


                                   INDENTURE



                          Dated as of          , 1994



                            -------------------------





                       THE FIRST NATIONAL BANK OF BOSTON,

                                          Trustee




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
                                                             TABLE OF CONTENTS


                                                                 ARTICLE 1                                  PAGE
                                                                                                            ----

                                                DEFINITIONS AND INCORPORATION BY REFERENCE
                                                ------------------------------------------
     SECTION 1.01.    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
     SECTION 1.02.    Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23
     SECTION 1.03.    Incorporation by Reference of Trust
                        Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23
     SECTION 1.04.    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24


                                                                 ARTICLE 2

                                                              THE SECURITIES
                                                              --------------


     SECTION 2.01.    Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
     SECTION 2.02.    Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . .        25
     SECTION 2.03.    Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .        25
     SECTION 2.04.    Paying Agent To Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . .        26
     SECTION 2.05.    Securityholder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26
     SECTION 2.06.    Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27
     SECTION 2.07.    Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27
     SECTION 2.08.    Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
     SECTION 2.09.    Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        29
     SECTION 2.10.    Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        29
     SECTION 2.11.    Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        29


                                                    ARTICLE 3

                                                   REDEMPTION
                                                   ----------


     SECTION 3.01.    Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
     SECTION 3.02.    Selection of Securities To Be
                        Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
     SECTION 3.03.    Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
     SECTION 3.04.    Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . .        32
     SECTION 3.05.    Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . .        33
     SECTION 3.06.    Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . .        33

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                                                                               2


                                                                                                           Page
                                                                                                           ----
                                                    ARTICLE 4

                                                    COVENANTS
                                                    ---------
     SECTION 4.01.    Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33
     SECTION 4.02.    SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
     SECTION 4.03.    Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
     SECTION 4.04.    Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . .       36
     SECTION 4.05.    Limitation on Restrictions on Distribu-
                        tions from Restricted Subsidiaries   . . . . . . . . . . . . . . . . . . . . .       38
     SECTION 4.06.    Limitation on Sales of Assets  . . . . . . . . . . . . . . . . . . . . . . . . .       39
     SECTION 4.07.    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . .       43
     SECTION 4.08.    Mandatory Repurchase upon Change of
                        Control and Subsequent Rating
                        Decline    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
     SECTION 4.09.    Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
     SECTION 4.10.    Further Instruments and Acts . . . . . . . . . . . . . . . . . . . . . . . . . .       47
     SECTION 4.11.    Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
     SECTION 4.12.    Restricted and Unrestricted Subsi-
                        diaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48
     SECTION 4.13.    Limitation on Issuance and Sale of
                        Capital Stock of Restricted
                        Subsidiaries   . . . . . . . .                                                       49
     SECTION 4.14.    Incurrence of Layered Indebtedness . . . . . . . . . . . . . . . . . . . . . . .       49


                                                    ARTICLE 5

                                                SUCCESSOR COMPANY
                                                -----------------


     SECTION 5.01.    Merger, Consolidation and Sale of
                        Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       49
     SECTION 5.02.    Successor \ ENTITY  Substituted \  . . . . . . . . . . . . . . . . . . . . . . .       50


                                                    ARTICLE 6

                                              DEFAULTS AND REMEDIES
                                              ---------------------


     SECTION 6.01.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
     SECTION 6.02.    Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
     SECTION 6.03.    Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
     SECTION 6.04.    Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
     SECTION 6.05.    Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
     SECTION 6.06.    Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54

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
                                                                                                           Page
                                                                                                           ----
     SECTION 6.07.    Rights of Holders To Receive Payment . . . . . . . . . . . . . . . . . . . . . .       55
     SECTION 6.08.    Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .       55
     SECTION 6.09.    Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . .       55
     SECTION 6.10.    Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
     SECTION 6.11.    Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
     SECTION 6.12.    Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . .       57


                                                    ARTICLE 7

                                                     TRUSTEE
                                                     -------


     SECTION 7.01.    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       57
     SECTION 7.02.    Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
     SECTION 7.03.    Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .       59
     SECTION 7.04.    Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
     SECTION 7.05.    Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
     SECTION 7.06.    Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . .       60
     SECTION 7.07.    Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
     SECTION 7.08.    Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
     SECTION 7.09.    Successor Trustee by Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .       62
     SECTION 7.10.    Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . .       62
     SECTION 7.11.    Preferential Collection of Claims
                        Against Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63


                                                    ARTICLE 8

                                       DISCHARGE OF INDENTURE; DEFEASANCE
                                       ----------------------------------


     SECTION 8.01.    Discharge of Liability on Securities;
                        Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
     SECTION 8.02.    Conditions to Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
     SECTION 8.03.    Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
     SECTION 8.04.    Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
     SECTION 8.05.    Indemnity for Government
                        Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
     SECTION 8.06.    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66


                                                    ARTICLE 9

                                                   AMENDMENTS
                                                   ----------

     SECTION 9.01.    Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
     SECTION 9.02.    With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       68

                                                                                                           Page
                                                                                                           ----
     SECTION 9.03.    Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . .       69
     SECTION 9.04.    Revocation and Effect of Consents
                        and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
     SECTION 9.05.    Notation on or Exchange of
                        Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
     SECTION 9.06.    Trustee To Sign Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
     SECTION 9.07.    Payment for Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       71


                                                   ARTICLE 10

                                                  SUBORDINATION
                                                  -------------


     SECTION 10.01.   Agreement To Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      71
     SECTION 10.02.   Liquidation, Dissolution,
                        Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
     SECTION 10.03.   Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . .      72
     SECTION 10.04.   Acceleration of Payment of
                        Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73
     SECTION 10.05.   When Distribution Must Be Paid
                        Over   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73
     SECTION 10.06.   Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73
     SECTION 10.07.   Relative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
     SECTION 10.08.   Subordination May Not Be Impaired
                        by Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
     SECTION 10.09.   Rights of Trustee and Paying
                        Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       75
     SECTION 10.10.   Distribution or Notice to
                        Representative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       75
     SECTION 10.11.   Article 10 Not To Prevent Events of
                        Default or Limit Right To
                        Accelerate   . . . . . . . . .                                                       75
     SECTION 10.12.   Trust Moneys Not Subordinated . . . . . . . . . . . . . . . . . . . . . . . . . .      75
     SECTION 10.13.   Trustee Entitled To Rely  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
     SECTION 10.14.   Trustee To Effectuate
                        Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
     SECTION 10.15.   Trustee Not Fiduciary for Holders
                        of Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
     SECTION 10.16.   Reliance by Holders of Senior
                        Indebtedness on Subordination
                        Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76

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                                                                               5



                                                                                                           Page
                                                                                                           ----
                                                   ARTICLE 11

                                                  MISCELLANEOUS
                                                  -------------
     SECTION 11.01.  Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . .       77
     SECTION 11.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
     SECTION 11.03.  Communication by Holders with Other
                       Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       78
     SECTION 11.04.  Certificate and Opinion as to
                       Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       78
     SECTION 11.05.  Statements Required in Certificate
                       or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       78
     SECTION 11.06.  Rules by Trustee, Paying Agent and
                       Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
     SECTION 11.07.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
     SECTION 11.08.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
     SECTION 11.09.  No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
     SECTION 11.10.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
     SECTION 11.11.  Multiple Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
     SECTION 11.12.  Table of Contents; Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
     SECTION 11.13.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
     SECTION 11.14.  No Adverse Interpretation of Other
                       Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80


     Exhibit A - Form of Security

                                                           CROSS-REFERENCE TABLE

       TIA                                                                                                        INDENTURE
     SECTION                                                                                                       SECTION
     -------                                                                                                      ---------
       310(a)(1)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                                       7.10
          (a)(2)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.10
          (a)(3)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
          (a)(4)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
          (b)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.08; 7.10
          (c)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
       311(a)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.11
          (b)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.11
          (c)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
       312(a)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               2.05
          (b)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.03
          (c)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.03
       313(a)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.06
          (b)(1)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
          (b)(2)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.06
          (c)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.02
          (d)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.06
       314(a)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               4.02;
                                                                                                                       4.10; 11.02
          (b)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
          (c)(1)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.04
          (c)(2)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.04
          (c)(3)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
          (d)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
          (e)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.05
          (f)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               4.10
       315(a)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.01
          (b)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.05; 11.02
          (c)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.01
          (d)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.01
          (e)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.11
       316(a)(last sentence)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               2.08
          (a)(1)(A)              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.05
          (a)(1)(B)              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.04
          (a)(2)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
          (b)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.07
       317(a)(1)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.08
          (a)(2)                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.09
          (b)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               2.04
       318(a)                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.01

                                        N.A. means Not Applicable.


     _____________________
     Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                  INDENTURE dated as of            , 1994,
                          between SANTA FE ENERGY RESOURCES, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, as trustee (the "Trustee").


                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's % Senior Subordinated Debentures Due 2004 (the "Securities"):


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


                 SECTION 1.01.  Definitions.

                 "Additional Assets" means (i) any Property (other than cash, cash equivalents or securities) used in any business in which the Company or any Restricted Subsidiary is engaged as of the date hereof or any business ancillary thereto, (ii) securities representing 100% of the equity of an issuer engaged in any such business or (iii) Permitted Business Investments.

                 "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock or Voting Redeemable Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger, but excluding any Sale and Leaseback Transaction) by such Person or any of its

Restricted Subsidiaries in any single transaction or series of transactions of
(a) shares of Capital Stock or other ownership interests of another Person (including transfers of outstanding Capital Stock of, and issuances of Capital Stock by, Restricted Subsidiaries and Unrestricted Subsidiaries that are owned directly by the Company or a Restricted Subsidiary) or (b) any other Property of such Person or any of its Restricted Subsidiaries; provided, however, that the term "Asset Sale" shall not include (i) the sale or transfer of Permitted Short-Term Investments, inventory or other Property (or interests therein) in the ordinary course of business, or the sale or transfer of oil and gas properties or direct or indirect interests in real property, provided that at the time of such sale or transfer such properties and interests do not have associated with them any proved reserves (whether or not in the ordinary course of business); (ii) a sale or transfer of hydrocarbons or other mineral products in the ordinary course of business of the oil and gas production or marketing operations conducted by the Company and its Restricted Subsidiaries; (iii) the liquidation of Property received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary; (iv) when used with respect to the Company, any asset disposition permitted pursuant to Section 5.01 which constitutes a disposition of all or substantially all of the Company's assets; or (v) the sale or transfer of any Property or Capital Stock by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or by a Restricted Subsidiary to a Restricted Subsidiary.

                 "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by (y) the amount of such payment by (ii) the sum of all such payments.

                 "Bank Credit Facilities" means with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders, whether or not in effect on the date of this Indenture, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit. Notwithstanding the foregoing, if the Company or any Restricted Subsidiary chooses to Incur Indebtedness under any such facility after the Issue Date of the Securities in compliance with Section 4.03 but not in reliance on the exception provided by clause (c) thereof or clause (l) thereof (with respect to a refinancing of Indebtedness under Bank Credit Facilities), such Indebtedness shall not constitute Indebtedness under Bank Credit Facilities for purposes of this Indenture.

                 "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                 "Board Resolution" means a resolution duly adopted by the Board of Directors that is in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

                 "Business Day" means each day that is not a Legal Holiday.

                 "Capital Expenditure Indebtedness" means Indebtedness Incurred by any Person to finance a capital expenditure so long as (i) such capital expenditure is or should be included as an "addition to oil and gas properties and equipment, net" or "to property, plant or equipment" in accordance with GAAP, and (ii) such Indebtedness is Incurred within 360 days of the date such capital expenditure is made.

                 "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capitalized lease or a liability on the face of a balance sheet of such Person in accordance with GAAP, to the extent required pursuant to GAAP. For purposes of Section 4.11, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

                 "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; provided, however, that "Capital Stock" shall not include Redeemable Stock but shall, with respect to the Company, include the 7% Preferred Stock.

                 "Change of Control" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or
(iii) the Company, either individually or in conjunction with one or more of its Subsidiaries, sells, conveys, leases or otherwise transfers, or one or more such Subsidiaries sell, convey, lease or otherwise transfer, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person (other than a Restricted Subsidiary).

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                 "Consolidated Adjusted Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication, (i) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carryforwards and alternative minimum tax credits), (ii) gains and losses from asset sales outside the ordinary course of business, (iii) except to the extent of the amount of cash dividends or other cash distributions actually paid to such specified Person or its Restricted Subsidiaries by any other Person during such period, the net income (or loss) of such other Person other than a Restricted Subsidiary of such specified Person, (iv) the net income of any Person acquired by such specified Person or any of its consolidated Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (v) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, and (vi) the net income of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is restricted by contract or otherwise, except for any dividends or distributions actually paid by such subsidiary to such Person.

                 "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness expected to be outstanding on the Transaction Date), assuming the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates in effect as of the Transaction Date; provided, however, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreements which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for all (or any portion of) such four-quarter period, the resulting rate shall be used for such four-quarter period (or corresponding portion thereof); provided, further, that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of such fiscal quarter. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (x) the Company or any of its Restricted Subsidiaries shall have engaged in any asset sale out of the ordinary course of business, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such asset sale for such period calculated on a pro forma basis as if such sale and the receipt and application of the proceeds therefrom (including, without limitation, any related retirement of Indebtedness) had occurred on the first day of such period or (y) the Company or any of its Restricted Subsidiaries shall have acquired any assets out of the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such four-quarter period.

                 "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with any Interest Rate Protection Agreement (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest, and (z) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to Bank Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued, during such period; (ii) dividends declared and payable on Redeemable Stock of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries); (iii) the portion of any rental obligation of such Person or its Restricted

Subsidiaries in respect of any Capital Lease Obligation allocable during such period to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable during such period to interest expense (determined as if such were treated as a Capital Lease Obligation); and
(v) to the extent any Indebtedness of any other Person is Guaranteed by such Person or any of its Restricted Subsidiaries and on any determination date such Indebtedness is in default or the Company reasonably should expect to make any payments in respect of such Indebtedness during the four fiscal quarters immediately following such date, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs (other than discounts) of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

                 "Consolidated Net Tangible Assets", as of any date of determination, means the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Subsidiaries (other than Unrestricted Subsidiaries) as the total assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its consolidated Subsidiaries (other than Unrestricted Subsidiaries), determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of (without duplication): (i) the aggregate amount of liabilities of the Company and its consolidated Subsidiaries (other than Unrestricted Subsidiaries) which may properly be classified as current liabilities (including taxes accrued as estimated), determined on a consolidated basis in accordance with GAAP; (ii) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (iii) the excess of cost over Fair Market Value of assets or businesses acquired;

(iv) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items (if included in total assets); (vi) treasury stock (if included in total assets); and (vii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock or Indebtedness or restricted cash (determined in accordance with GAAP).

                 "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

                 "DECS" means the Series A Convertible Preferred Stock, par value $.01 per share, of the Company.

                 "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

                 "Designated Senior Indebtedness" means any Senior Indebtedness which has, at the time of determination, an aggregate principal amount
outstanding of at least $[     ] million (including the amount of all undrawn
commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) and is specifically designated in the instrument evidencing such Senior Indebtedness or is designated in an irrevocable notice delivered by the Company to the holders or a Representative of the holders of such Senior Indebtedness and the Trustee as "Designated Senior Indebtedness" of the Company. The Representative of any issue of Designated Senior Indebtedness shall be the Person set forth as such in such instrument or notice unless the Company and the Trustee receive written notification of the name and address of a substitute Representative.

                 "Dollar-Denominated Production Payments" mean dollar-denominated production payment obligations that are or, upon the occurrence of a contingent event, would be recorded as liabilities in accordance with GAAP. Such obligations will be deemed to constitute Indebtedness for borrowed money for purposes of this Indenture.

                 "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Bankers Trust Company in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

                 "EBITDA" means with respect to any Person for any period, the Consolidated Adjusted Net Income of such Person and its consolidated Restricted Subsidiaries for such period, plus (a) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Adjusted Net Income is determined and deducted in the determination of such Consolidated Adjusted Net Income, without duplication, (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and depletion expense, (iv) amortization expense, and (v) any other non-cash charges including, without limitation, unrealized foreign exchange losses, less (b) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Adjusted Net Income is determined and added in the determination of such Consolidated Adjusted Net Income, without duplication, (i) income tax recovery and (ii) unrealized foreign exchange gains.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Fair Market Value" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or Property transferred or received by any Person, the fair market value of such consideration or property as determined in good faith by (i) any Officer of the Company if such fair market value does not exceed $10 million and (ii) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value exceeds $10 million; provided that if such resolution indicates that such fair market value exceeds $25 million and such Transaction involves any Affiliate of the Company (other than a Restricted Subsidiary), such resolution shall be accompanied by the written opinion delivered to the Trustee of a nationally recognized investment banking firm or another nationally recognized expert having sufficient expertise to the effect that such consideration or property is fair, from a financial point of view, to such Person.

                 "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that a Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                 "Hedging Agreements" means Interest Rate Protection Agreements and Oil and Gas Purchase and Sale Contracts.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                 "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such

Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

                 "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations Incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or third party services, (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Hedging Agreements at the time of determination, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, (ix) any Production Payment, and (x) any obligation of the type referred to in clauses (i) through
(ix) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations in respect thereof at such date.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

                 "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person or its Restricted Subsidiaries against fluctuations in interest rates, as in effect from time to time.

                 "Investment" means, with respect to any Person (i) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person (the amount of any investment made other than in cash to be determined by the fair market value of such non-cash investment at the time so made) or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business), but excluding any increase in equity ownership in a Person resulting from retained earnings of such Person.

                 "Issue Date" means the date on which the Securities are originally issued.

                 "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of Section 4.11, a

Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

                 "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market,
(iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held and (iv) that are subsequently sold or exchanged for cash or cash equivalents within 180 days of the receipt thereof.

                 "Moody's" means Moody's Investors Service, Inc. and its successors.

                 "Net Available Cash" from an Asset Sale means cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; provided, however, that in the event that any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, however, that any non-cash consideration received in connection with an Asset Sale which is subsequently converted to cash shall be deemed to be Net Available Cash at such time and shall thereafter be applied in accordance with Section 4.06.

                 "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

                 "Oil and Gas Business" means the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons and other related energy and natural resource businesses.

                 "Oil and Gas Liens" means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, construction, alteration, repair or improvement of, in, under or on such property (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens or the creation of encumbrances on an oil and/or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases provided that such Liens are limited to the oil and gas subject to the relevant leases; (iv) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitization and pooling designations, declarations, orders and agreements, development agreements, operating agreements, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business, provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

                 "Oil and Gas Purchase and Sale Contract" means, with respect to any Person, any oil and gas agreements, and other agreements or arrangements, or any combination thereof, designed to provide protection against oil and gas price fluctuations.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                 "pari passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                 "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature customary for companies actively engaged in, the Oil and Gas Business including, without limitation, (i) ownership interests in oil and gas properties and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), capital stock in corporations and subscription agreements, in, to or with third parties (including

Unrestricted Subsidiaries), pursuant to which the Company or a Restricted Subsidiary actively engages in the Oil and Gas Business through agreements, transactions, interests or arrangements which permit it to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties.

                 "Permitted Holders" means Itel Corporation, HC Associates, Minorco and Minorco (U.S.A.) Inc.

                 "Permitted Investment" means any and all of the following:
(a) Permitted Short-Term Investments; (b) Investments in property, plant, equipment and other assets used in the ordinary course of the Oil and Gas Business and Permitted Business Investments; (c) Investments in a Restricted Subsidiary or in any other Person as a result of which such other Person becomes a Restricted Subsidiary in compliance with Section 4.12; (d) negotiable instruments held for collection; outstanding travel, moving and other like advances to officers, employees and consultants; lease, utility and other similar deposits; or stock, obligations or securities received in settlement of debts owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Lien or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (e) other advances and loans to officers and employees of the Company or any Subsidiary, provided such loans and advances do not exceed $2 million at any one time outstanding; (f) Investments in the form of securities received from Asset Sales, provided, that such Asset Sales are made in compliance with Section 4.06; (g) payment of scheduled dividends on the 7% Preferred Stock and the DECS in accordance with their terms (as well as payment of any arrearages in such scheduled dividends) on the date of this Indenture;
(h) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the date of this Indenture (other than Investments described in clauses (a) through (g) above) and (i) other Investments with an aggregate Fair Market Value at any time not in excess of $5 million.

                 "Permitted Short-term Investments" means any of the following:
(i) Investments in U.S. Government Obligations maturing within 180 days of the date of acquisition thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500 million (or the Dollar Equivalent thereof) and whose long-term indebtedness is rated "A" or higher according to Moody's (or such equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualification described in clause (ii), (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) pooled investments and Investments in mutual funds all the assets of which consist of Investments and other obligations of the types described in clauses (i) through (iv) hereof.

                 "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; provided, however, that "Preferred Stock" shall not include Redeemable Stock.

                 "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                 "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

                 "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such Person).

                 "Rating Agency" means S&P and Moody's or, if S&P or Moody's shall have ceased to be a "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act) or shall have ceased to make publicly available a rating on any outstanding securities of any company engaged primarily in the Oil and Gas Business, such other organization or organizations, as the case may be, then making publicly available a rating on the Securities as is (or are) selected by the Company.

                 "Rating Date" means the date which is 90 days prior to the occurrence of a Change of Control.

                 "Rating Decline" means the occurrence on any date within the 90-day period following the occurrence of a Change of Control (which period shall be extended so long as prior to the end of such 90-day period and continuing thereafter the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency) of: (i) the rating of the Securities by either Rating Agency within such period shall be at least one Gradation below the rating of the Securities by such Rating Agency on the Rating Date or (ii) either Rating Agency shall withdraw its rating of the Securities. A Gradation shall include changes within rating categories (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB-to B+, will constitute a decrease of one Gradation).

                 "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could be required to be redeemed for cash or other Property or is redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Securities; or by its terms is or could be exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Stated Maturity of the Securities; provided, however, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder or of the Company for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company and provided, further, that Redeemable Stock shall not include the 7% Preferred Stock or the DECS.

                 "Representative" means the trustee, agent or other representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness.

                 "Restricted Subsidiary" means as of the date of determination any Subsidiary of the Company all the outstanding Capital Stock and outstanding Voting Redeemable Stock of which is held directly or indirectly by the Company and other Restricted Subsidiaries.

                 "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Restricted Subsidiary of such Person or between one or more Restricted Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.


                 "S&P" means Standard & Poor's Corporation and its successors.

                 "SEC" means the United States Securities and Exchange
Commission.

                 "Senior Indebtedness" means (i) all obligations of the Company consisting of the principal of and premium, if any, and accrued and unpaid interest due in respect of (A) Indebtedness of the Company for borrowed money and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable; (ii) all Capital Lease Obligations of the Company;
(iii) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction or
(B) under Hedging Agreements; and (iv) all obligations of other persons of the type referred to in clauses (i), (ii) and (iii) for the payment of which the Company is responsible or liable as Guarantor; provided that Senior Indebtedness does not include any obligations in respect of (i) Indebtedness of the Company that is by its terms subordinate or pari passu in right of payment to the Securities; (ii) any Indebtedness Incurred or outstanding in violation of the provisions of this Indenture; (iii) accounts payable or any other obligations of the Company to trade creditors created, Incurred or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services; (iv) any liability for Federal, state, local or other taxes owed or owing by the Company or (v) any obligation of the Company to any Affiliate of the Company other than an obligation or obligations constituting Permitted Business Investments.

                 "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                 "Securities" means the Securities issued under this Indenture.

                 "7% Preferred Stock" means the Company's Convertible Preferred Stock, Series 7%.

                 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                 "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities.

                 "Subsidiary" of a Person means another Person a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (i) the first Person, (ii) the first Person and one or more of its Subsidiaries or (iii) one or more of the first Person's Subsidiaries.

                  "Temporary Cash Investments" means any of the following: (i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500 million (or the Dollar Equivalent thereof) and whose long-term indebtedness is rated "A" or higher according to Moody's (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, ANY STATE THEREOF or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) pooled investments and Investments in mutual funds all the assets of which consist of Investments and other obligations of the types described in clauses (i) through (iv) hereof.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                 "Trust Officer" means ANY OFFICER IN THE CORPORATE TRUST DIVISION of the TRUSTEE or any other officer assigned by the Trustee to administer this Indenture.

                 "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                 "Unrestricted Subsidiary" means (i) each Subsidiary of the Company that the Company has designated pursuant to Section 4.12 as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

                 "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                 "Volumetric Production Payments" mean volumetric production payment obligations that are or, upon the occurrence of a contingent event, would be recorded as liabilities in accordance with GAAP. Such obligations will be deemed to constitute Indebtedness for borrowed money for purposes of this Indenture.

                 "Voting Redeemable Stock" of any Person means Redeemable Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                 "Voting Stock" of any Person means Capital Stock or Voting Redeemable Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                 SECTION 1.02.  Other Definitions.
                                ------------------

                                                    DEFINED IN
                                  TERM                SECTION
                                  ----              ----------
         "Affiliate Transaction" ................     4.07
         "Bankruptcy Law" .......................     6.01
         "Blockage Notice" ......................    10.03
         "covenant defeasance option" ...........     8.01(b)
         "Custodian" ............................     6.01
         "Event of Default" .....................     6.01
         "legal defeasance option" ..............     8.01(b)
         "Legal Holiday" ........................    11.07
         "Offer" ................................     4.06
          "Offer Amount" .........................    4.06
         "Offer Period" .........................     4.06
           "pay the Securities" ..................   10.03
         "Paying Agent" .........................     2.03
         "Payment Blockage Period" ..............    10.03
         "Permitted Indebtedness" ...............     4.03
         "Purchase Date" ........................     4.06
          "Registrar"...........................      2.03
         "Restricted Payment" ...................     4.04
         "Successor Company" ....................     5.01

                 SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                 (1) a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3) "or" is not exclusive;

                 (4) "including" means including without limitation;

                 (5) words in the singular include the plural and words in the plural include the singular;

                 (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

                 (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.


                                   ARTICLE 2

                                 THE SECURITIES


                 SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

                 SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $100,000,000, upon a written order of the Company signed by two Officers. Such order shall specify the date on which the original issue of Securities is to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in Section 2.07.

                 The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                 SECTION 2.03. Registrar and Paying Agent. The Company shall maintain in The City of New York an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                 The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain or act as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                 The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                 SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                 SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                 SECTION 2.06. Transfer and Exchange. The Securities shall be issued only in registered form without coupons, only in denominations of $1,000 and any integral multiple thereof and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code and any other reasonable requirements of the Registrar are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

                 Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                 All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                 SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company.

                 SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in this Section 2.08, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or by an Affiliate of the Company shall be disregarded and considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate of the Company.

                 SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                 SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                 SECTION 2.11. Defaulted Interest. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Securities and this Indenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.

         The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall make arrangements satisfactory to the Trustee for deposit with the Trustee on or prior to the date of the proposed payment an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Securityholder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date.

                 (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed reasonably practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 2.11, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 3

                                   REDEMPTION


                 SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                 The Company shall give each notice to the Trustee provided for in this Section at least 35 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

                 SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                 SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1) the redemption date;

                 (2) the redemption price;

                 (3) the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

                 (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                 (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue and all other rights under this Indenture with respect to such Securities shall terminate on and after the redemption date;

                 (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                 (8) the CUSIP number of the Securities; and

                 (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                 SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                 SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) funds available on or prior to the redemption date sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company.

                 SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   COVENANTS


                 SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                 The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                 SECTION 4.02. SEC Reports. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

                 SECTION 4.03. Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and (ii) such Indebtedness is Permitted Indebtedness.

                 Permitted Indebtedness means any and all of the following:
(a) Indebtedness Incurred if, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Interest Coverage Ratio exceeds 3.0 to 1.0; (b) Indebtedness evidenced by the Securities; (c) Indebtedness under Bank Credit Facilities but only to the extent that the aggregate principal amount of all such Indebtedness under Bank Credit Facilities equals or is less than $175 million (subject to adjustment as described in Section 4.06); (d) Indebtedness under Interest Rate Protection Agreements; provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant; (e) Indebtedness to the Company or any Restricted Subsidiary by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a wholly owned Subsidiary of the Company or any Restricted Subsidiaries or any subsequent transfer of any such Indebtedness (except to the Company or any Restricted Subsidiary) will be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof; (f) Capital Expenditure Indebtedness (provided that the principal amount of such Indebtedness does not exceed the fair market value of the property or asset with respect to which such expenditure is made, such fair market value to be determined after giving effect to such expenditure) but only to the extent the aggregate principal amount of all Capital Expenditure Indebtedness Incurred under this clause (f) during any calendar year equals or is less than $100 million; (g) Indebtedness under Oil and Gas Purchase and Sale Contracts; provided that such contracts were entered into for the purpose of limiting risks that arise in connection with the sale of oil and gas produced by the Company and its Subsidiaries in the ordinary course of business; (h) Indebtedness of any Person which shall merge into or consolidate with the Company in accordance with Section 5.01, which Indebtedness was not Incurred in anticipation of such merger or consolidation and was outstanding prior to such merger or consolidation; (i) Indebtedness in connection with one or more standby letters of credit, Guarantees or performance bonds issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Oil and Gas Business and other than the extension of credit represented by such letter of credit, Guarantee or performance bond itself); (j) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph, provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (j) does not exceed $50 million; (k) Indebtedness outstanding on the date of this Indenture; (l) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, Indebtedness referred to in clauses
(a) through (k) of this paragraph or Indebtedness previously incurred pursuant to this clause (l), provided that (i) such Indebtedness is in an aggregate principal amount not in excess of the aggregate principal amount then outstanding of the Indebtedness being exchanged or refinanced, (ii) such Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being exchanged or refinanced, (iii) such Indebtedness has an Average Life at the time such Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being exchanged or refinanced and (iv) such Indebtedness is subordinated in right of payment to Senior Indebtedness or the Securities to at least the same extent, if any, as the

Indebtedness being exchanged or refinanced; and (m) accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services. The Company and its Restricted Subsidiaries may Incur Indebtedness under a single debt facility or instrument in reliance on two or more of the aforementioned clauses of the definition of Permitted Indebtedness.

                 SECTION 4.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution on or in respect of, its Capital Stock or Redeemable Stock (including any such payment (other than payments solely in its Capital Stock or in options, warrants or other rights to purchase its Capital Stock) in connection with any merger or consolidation involving the Company), except dividends or distributions payable solely in its Capital Stock or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable solely to the Company or any Restricted Subsidiary, (ii) purchase, redeem or otherwise acquire for value any Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or any Restricted Subsidiary, (iii) make any principal payment on, or redeem, purchase, repurchase, defease or otherwise acquire or retire for value prior to any scheduled repayment, scheduled sinking fund payment or other scheduled maturity, any Indebtedness that is subordinated in right of payment to the Securities or (iv) make any Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or investment being herein referred to as a "Restricted Payment"), unless at the time of and after giving effect to the proposed Restricted Payment (a) no Default or Event of Default shall have occurred and be continuing under this Indenture, (b) the Company could Incur at least $1.00 of additional Indebtedness under clause (a) of the definition of "Permitted Indebtedness" in Section 4.03 and (c) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a resolution of such Board) declared or made since the date of this Indenture, would not exceed, without duplication, the sum of (1) 50% of the Consolidated Adjusted

Net Income accrued during the period (treated as one accounting period) from the quarter end on or before the date of this Indenture, to the end of the Company's most recent fiscal quarter immediately preceding such proposed Restricted Payment (or, if such Consolidated Adjusted Net Income shall be a deficit, minus 50% of such deficit), (2) the aggregate net proceeds, including cash and the Fair Market Value of Property other than cash, received by the Company from the issue or sale of its Capital Stock (including pursuant to the exercise of options or warrants or the making of any equity contribution by stockholders of the Company subsequent to the date of this Indenture (other than an issuance or sale to a Subsidiary of the Company or any employee stock ownership plan or other trust established by the Company or any of its Subsidiaries), (3) the amount by which the Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company), subsequent to the date of this Indenture, of any Indebtedness or Redeemable Stock of the Company or any Restricted Subsidiary into or for Capital Stock of the Company (less the amount of any cash (other than cash distributed in payment of interest on such Indebtedness accrued and unpaid to the date of such conversion or exchange) or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) and (4) $50 million.

                 Any payments made pursuant to clauses (a) through (f) of the definition of "Permitted Investment" shall be excluded for purposes of any calculation of the aggregate amount of Restricted Payments. Any payments made pursuant to clauses (g), (h) and (i) of the definition of "Permitted Investment" shall be included for purposes of any calculation of the aggregate amount of Restricted Payments.

                 The foregoing limitations will not prevent the Company or any Restricted Subsidiary from (a) paying a dividend on its Capital Stock within 60 days after declaration thereof if, on the declaration date, such dividend could have been paid in compliance with this Indenture or (b) making Permitted Investments, so long as no Default or Event of Default shall have occurred and be continuing.

                 SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any person that would cause to become effective, any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock or any other interest in, or measured by, its profits owned by, or pay any Indebtedness or other obligation owed to, the Company or any other Restricted Subsidiary of the Company, (b) make any loans or advances to the Company or any other Restricted Subsidiary or
(c) transfer any of its property or assets to the Company or any other Restricted Subsidiary. Such limitation will not apply (1) with respect to clauses (b) and (c) of the preceding sentence only, to encumbrances and restrictions (i) in existence under or by reason of any agreements in effect on the date of this Indenture, (ii) existing at such Subsidiary at the time it became a Restricted Subsidiary of the Company if (A) such encumbrance or restriction was not created in anticipation of such Subsidiary becoming a Restricted Subsidiary of the Company and (B) immediately following such Subsidiary becoming a Restricted Subsidiary of the Company, on a pro forma basis, the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the second paragraph of Section 4.03 or (iii) which result from the renewal, refinancing, extension or amendment of an agreement referred to in the immediately preceding clause (i) or (ii) provided such replacement or encumbrance or restriction is no more restrictive to the Company or any Restricted Subsidiary, and is released or removed by its terms no later, than that which it replaced,
(2) with respect to clause (c) of the preceding sentence only, to restrictions in the form of Liens that are not prohibited pursuant to Section 4.11 and which contain customary limitations on the transfer of collateral and (3) with respect to clauses (a), (b) and (c) of the preceding sentence, to encumbrances and restrictions on a Restricted Subsidiary so long as (x) such Restricted Subsidiary (together with all other Restricted Subsidiaries subject to encumbrances or restrictions permitted under this clause (3)) does not, during the four full fiscal quarters immediately prior to the incurrence of such encumbrance or restriction, represent 10% or more of the EBITDA of the Company during such period and (y) at the date of the incurrence of such encumbrance or restriction (after giving pro forma effect to the exclusion of such Restricted Subsidiary from the calculation of the Consolidated Interest Coverage Ratio) the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.03.

                 SECTION 4.06. Limitation on Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares and assets subject to such Asset Sale, (ii) all the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities or the assumption by the purchaser of liabilities other than Subordinated Indebtedness (provided, however, that (x) the Fair Market Value of oil and gas properties with proved reserves received by the Company or a Restricted Subsidiary in trade for other such properties (and, if the assets traded by the Company or a Restricted Subsidiary consist of properties without proved reserves, the Fair Market Value of properties with or without proved reserves received in exchange for such traded properties) shall be treated as cash for purposes of this clause (ii) and (y) the Company and its Restricted Subsidiaries shall be permitted to receive securities other than cash equivalents or Liquid Securities with an aggregate Fair Market Value (measured as of the date of the then-proposed Asset Sale) not in excess of: (1) in connection with any one or series of related Asset Sales, 10% of Consolidated Net Tangible Assets and (2) when considered with all other such securities received in connection with Asset Sales after the date of this Indenture and held by the Company or a Restricted Subsidiary as of the date of determination, 25% of Consolidated Net Tangible Assets) and (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with clauses (i) and (ii).

                 (b) The Net Available Cash from Asset Sales may (but need not) be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (A) to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than Redeemable Stock) of a Restricted Subsidiary (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company); (B) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or (C) to purchase Securities (excluding Securities owned by the Company or an Affiliate of the Company).

                 (c) Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.06(b) within 360 days from the date of such Asset Sale shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to purchase Securities tendered pursuant to an offer by the Company for Securities (the "Prepayment Offer") at a purchase price of at least 100% of their principal amount plus accrued and unpaid interest thereon (if any) to the Purchase Date (as defined below) in accordance with the procedures (including prorating in the event of over- subscription) set forth in Section 4.06(d). To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Securities for repurchase in accordance with the provisions of Section 4.06(d), the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

                 (d) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make a Prepayment

Offer, the Company shall deliver to the Trustee and send, by first-class mail, to each Holder a written notice stating that the Holder may elect to have his Securities purchased by the Company, either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) and in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials, (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) below.

                 (2) Not later than the date upon which written notice of Prepayment Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section
4.06. Prior to the expiration of the period in which the Prepayment Offer remains open (the "Offer Period"), the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the Offer Period, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate pur-chase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                 (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives, not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                 (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                 (f) In connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) of Section 4.06(b) or a Prepayment Offer pursuant to Section 4.06(c), the Company or such Restricted Subsidiary will permanently retire such Indebtedness and, if the Indebtedness permanently retired constitutes Indebtedness under a Bank Credit Facility, then the amount of Indebtedness permitted under clause (c) of Section 4.03 shall thereafter be deemed to have been permanently reduced by the amount of such retirement; provided, however, that notwithstanding any permanent retirement of Indebtedness under a Bank Credit Facility in accordance with this provision, the related loan commitment (if any) need not be reduced and the Company may continue to Incur Indebtedness pursuant to such commitment to the extent permitted under clause (c) of Section 4.03 (as so reduced) and/or under any other clause of Section 4.03. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash will be invested in Permitted Short Term Investments or will be applied temporarily to reduce amounts outstanding under one or more revolving credit facilities of the Company or its Restricted Subsidiaries.

                 SECTION 4.07. Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including, but not limited to, the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company, unless (i) an Officer will have determined, in his good faith judgment, that such transaction or series of transactions is in the best interest of the Company or such Restricted Subsidiary, and on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, and the Company delivers an Officers' Certificate to the Trustee to that effect, (ii) with respect to a transaction or series of transactions involving aggregate payments by the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of $10 million, the Board of Directors of the Company (including a majority of the disinterested Directors) approves such transaction or series of transactions and determines, in its good faith judgment, that such transaction or series of transactions complies with the standards set forth in clause (i) of this paragraph, and the Company delivers a certified resolution to the Trustee to that effect and (iii) with respect to a transaction or series of transactions involving aggregate payments by the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of $25 million, the Company receives the written opinion of a nationally recognized investment banking firm or other nationally recognized expert having sufficient expertise to the effect that such transaction (or series of transactions) is fair to the Company from a financial point of view, which opinion shall be delivered promptly to the Trustee. With respect to any capital contribution to, or transaction with, a Subsidiary, the requirement that a transaction be on "terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company" shall be satisfied if such transaction is fair, from a financial point of view, to the Company.

                 (b) The limitations of paragraph (a) of this Section 4.07 shall not apply to (i) transactions with Affiliates in accordance with the terms of agreements as in effect on the date of this Indenture (and not otherwise in violation of this Indenture); provided that any renewal or modification of the terms of any such agreement after the date of this Indenture shall comply with paragraph (a) of this Section 4.07, or (ii) transactions with Restricted Subsidiaries. The requirements of clause (iii) of paragraph (a) of this Section 4.07 shall not apply (i) to a transaction that constitutes a Permitted Business Investment if none of the parties to such transaction (other than the Company, the Restricted Subsidiary (if any) making such Permitted Business Investment, other Restricted Subsidiaries of the Company and the entity (if any) receiving such Permitted Business Investment)
(x) are Affiliates of the Company or (y) were during the preceding 12 months, or are expected during the following 12 months to be, associated with more than 10% of the net oil and gas production of the Company and its Subsidiaries (whether by reason of purchases of oil and gas or any kind of shared or cooperative production agreements) or (ii) to additional sales of or commitments to sell to Hadson Corporation natural gas on terms no less favorable to the Company than those obtained as of the date of this Indenture pursuant to the Gas Marketing Agreement, dated as of December 14, 1993, among the Company, Santa Fe Energy Operating Partners, L.P. and Adobe Gas Pipeline Company.

                 SECTION 4.08. Mandatory Repurchase upon Change of Control and Subsequent Rating Decline. (a) Upon the occurrence of a Change of Control and a subsequent Rating Decline, the Company will, in accordance with the terms contemplated in Section 4.08(b), notify each Holder, with a copy of such notice to the Trustee, in writing of the occurrence of the Change of Control and accompanying such notice will be an offer to purchase the Securities at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest, if any, due thereon to the date of purchase.

                 (b) Within 30 days following any such Rating Decline, the Company shall send, by first-class mail to each Holder, a notice to each Holder with a copy to the Trustee stating:

                 (1) that a Change of Control and Rating Decline has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

                 (2) the circumstances and relevant facts regarding such Change of Control and subsequent Rating Decline which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, (ii) a description of material business developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control, events causing such Change of Control and the date such Change of Control is deemed to have occurred);

                 (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                 (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased, together with the information contained in
         Section 4.08(c) (and including any related materials).

                 (c) On or prior to the date upon which payment is to be made, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the purchase price plus accrued and unpaid interest, if any, payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                 (d) On the purchase date, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the purchase date, mail or deliver payment to each tendering Holder of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the amount deposited with the Trustee, the Trustee shall deliver the excess to the Company immediately after the payment date.

                 (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                 SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA
Section  314(a)(4).

                 SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                 SECTION 4.11. Limitation on Liens. The Company will not, directly or indirectly, Incur any Lien on or with respect to any Property of the Company or any interest therein or any income or profits therefrom, unless the Securities are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company may without restriction Incur Liens securing Senior Indebtedness and except for: (a) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to other Property of the Company; (b) any Lien existing on any Property at the time of the acquisition thereof (and not Incurred in anticipation of such transaction); (c) any Lien incidental to the normal conduct of the business of the Company or the ownership of its property or the conduct in the ordinary course of its business (including without limitation (i) easements, rights of way and similar encumbrances, (ii) rights of lessees or lessors under leases, (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company on deposit with or in the possession of such banks, (iv) Liens imposed by law, including without limitation mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (v) Oil and Gas Liens, and (iv) Liens incurred to secure performance of bids, tenders, contracts (other than contracts for the payment or repayment of money), statutory or regulatory requirements, performance or return- of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice) in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit (other than the extension of credit represented by such bond or other instrument) or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole; (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP; (e) Liens existing as of the date of this Indenture; and (f) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a) through (e) of this Section 4.11, provided that such Liens do not extend to any other Property and the principal amount of the Indebtedness secured by such Liens is not increased.

                 SECTION 4.12. Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Subsidiary of the Company or any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated does not own any Capital Stock, Redeemable Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company, (ii) the Subsidiary to be so designated is not obligated by any Indebtedness or Lien that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary, and (iii) either
(A) the Subsidiary to be so designated has total assets of $1,000 or less, or
(B) such designation is effective immediately upon such Person becoming a Subsidiary of the Company or of a Restricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any Restricted Subsidiary will be classified as a Restricted Subsidiary. Except as provided in the first sentence of this Section 4.12, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. An Unrestricted Subsidiary may not be redesignated as a Restricted Subsidiary.
Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of such Board giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

                 SECTION 4.13. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not (a) permit any Restricted Subsidiary to issue any Capital Stock or Redeemable Stock other than to the Company or one of its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Capital Stock (except to the Company or any Restricted Subsidiary) will, in each case, be deemed for purposes of this Indenture to constitute the issuance of such Capital Stock by the issuer thereof or (b) permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares); provided, however, that clauses (a) and (b) will not prohibit a sale of 100% of the Capital Stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary effected in accordance with
Section 4.06.

                 SECTION 4.14. Incurrence of Layered Indebtedness. The Company will not Incur any Indebtedness which is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness constitutes Indebtedness that is junior to, or pari passu with, the Securities in right of payment.


                                   ARTICLE 5

                               SUCCESSOR COMPANY

                 SECTION 5.01. Merger, Consolidation and Sale of Assets. The Company will not merge or consolidate with or into any other entity (other than a merger or consolidation of a Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property to any Person, unless (a) the entity formed by or surviving any such consolidation or merger (if the Company is a party to the transaction and is not the surviving entity) or to which such sale, transfer or conveyance is made (the "Surviving Entity") shall be an entity organized and existing under the laws of the United States of America or a State thereof or the District of

Columbia and such Surviving Entity expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Entity, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company; (b) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under clause (a) of
Section 4.03 and (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with such transaction or series of transactions), the Company or the Surviving Entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions.

                 SECTION 5.02. Successor Entity Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of the assets of the Company as an entirety or virtually as an entirety in accordance with Section 5.01, the successor entity formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES


                 SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                 (1) the Company fails to make any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such failure continues for a period of 30 days;

                 (2) the Company (i) fails to make any payment of the principal of (or premium, if any, on) any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

                 (3) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1) or (2) above) and such failure continues for 60 days after the notice specified below, or the Company fails to give the notice specified below;

                 (4) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof, the total amount of such Indebtedness unpaid or accelerated exceeds $25,000,000 or its Dollar Equivalent at the time and such default or acceleration continues for 10 days after the notice specified below;

                 (5) any final judgment or order is entered against the Company or any Restricted Subsidiary in an uninsured or effectively unindemnified aggregate amount in excess of $25,000,000 or its Dollar Equivalent and is not discharged and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

                 (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A) commences a voluntary case;

                          (B) consents to the entry of an order for relief
                 against it in an involuntary case;

                          (C) consents to the appointment of a Custodian of it
                 or for any substantial part of its property; or

                          (D) makes a general assignment for the benefit of its
                 creditors;

         or takes any comparable action under any foreign laws relating to insolvency; or

                 (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any
                 Restricted Subsidiary in an involuntary case;

                          (B) appoints a Custodian of the Company or any
                 Restricted Subsidiary or for any substantial part of its property; or

                          (C) orders the winding up or liquidation of the
                 Company or any Restricted Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

                 The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                 The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                 The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (3), (4), or (5), its status and what action the Company is taking or proposes to take with respect thereto.

                 SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable on the fifth day after written notice of such declaration has been delivered to the Representative for each issue of Designated Senior Indebtedness. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                 SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                 SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                 SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                 SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                 (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                 SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                 SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AUTHORIZE THE TRUSTEE TO AUTHORIZE OR CONSENT TO OR ACCEPT OR ADOPT ON BEHALF OF ANY SECURITYHOLDER ANY PLAN OF REORGANIZATION, ARRANGEMENT, ADJUSTMENT OR COMPOSITION AFFECTING THE SECURITIES OR THE RIGHTS OF ANY HOLDER THEREOF, OR TO AUTHORIZE THE TRUSTEE TO VOTE IN RESPECT OF THE CLAIM OF ANY SECURITYHOLDER IN ANY SUCH PROCEEDING.

                 SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.07;

                 SECOND: to holders of Senior Indebtedness to the extent required by Article 10;

                 THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 FOURTH:  to the Company.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 5 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                 SECTION 6.12. Waiver of Stay or Extension Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    TRUSTEE

                 SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (b)  Except during the continuance of an Event of Default:
(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
Section 6.05.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                 SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                 (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                 SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                 SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                 A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                 SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Unless the position of the Company is prejudiced by such failure, failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Trustee shall cooperate in the defense. The Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on Securities under Article 8 or otherwise.

                 The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

                 SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                 (1) the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the
                     Trustee or its property; or

                 (4) the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                 SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section  311(a) to the extent indicated.


                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                 SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                 (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections
4.03 through 4.14 and clauses (c) and (d) of Section 5.01 and the related operation of Section 6.01(3) and the operation of Sections 6.01(4), 6.01(5), 6.01(6) and 6.01(7) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3) through (7) (except to the extent covenants or agreements referenced in such Sections remain applicable).

                 Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                 SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) with respect to the Company occurs;

                 (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                 (5) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                 (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                 (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                 Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                 SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                 SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                 SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                 SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8.

                                   ARTICLE 9

                                   AMENDMENTS

                 SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1) to cure any ambiguity, omission, defect or inconsistency;

                 (2) to comply with Article 5;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                 (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

                 (5) to add guarantees with respect to the Securities or to secure the Securities;

                 (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                 (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                 (8) to make any change that does not adversely affect the rights of any Securityholder.

                 An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                 After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities) of the Holders of at least a majority in principal amount of the Securities. The Holders of a majority in principal amount of the then outstanding Securities may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities). However, without the consent of each Securityholder affected, an amendment or waiver may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                 (2) reduce the rate of or extend the time for payment of interest on any Security;

                 (3) reduce the principal of or extend the Stated Maturity of any Security;

                 (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                 (5) make any Security payable in money other than that stated in the Security;

                 (6) make any change in Article 10 that adversely affects the rights of any Securityholder under Article 10;

                 (7) make any change in Section 6.04 or 6.07 or the second or third sentence of this Section; or

                 (8) release any security that may have been granted in accordance with this Indenture in respect of the Securities.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                 An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                 After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

                 SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have been given and not revoked within such 120-day period.

                 SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                 SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such (i) amendment, supplement or waiver is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment, supplement or waiver have been satisfied; (ii) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action of the Company; (iii) the execution, delivery and performance of the amendment, supplement or waiver do not result in the breach or violation of or constitute a default under any of the terms, conditions or provisions of (a) the Indenture, (b) the Certificate of Incorporation or By-Laws of the Company, (c) any law or regulation applicable to the Company, (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or (e) any material agreement or instrument to which the Company is subject; (iv) such amendment, supplement or waiver has been duly and validly executed and delivered by the Company, and the Indenture together with such amendment, supplement or waiver constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) the Indenture together with such amendment, supplement or waiver complies with the TIA.

                 SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                 SUBORDINATION

                 SECTION 10.01. Agreement To Subordinate. Each Securityholder by accepting a Security agrees that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment when due in cash of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

                 SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                 (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness (including interest (if any) accruing on or after the commencement of a proceeding in bankruptcy) before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

                 (2) until the Senior Indebtedness is paid in full in cash, any distribution to which Securityholders would be entitled but for this
         Article 10 shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

                 SECTION 10.03. Default on Senior Indebtedness. The Company may not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any principal, premium or interest, in respect of Senior Indebtedness is due and payable and is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Represen tative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash of the Senior Indebtedness in respect of which such Blockage Notice was given or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness and not rescinded such acceleration, the Company may (unless otherwise prohibited pursuant to the first sentence of this Section) resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Senior Indebtedness during such period.

                 SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such acceleration.

                 SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                 SECTION 10.06. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

                 SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company and the Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                 (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                 SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                 SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co- registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                 SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                 SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                 SECTION 10.12.  Trust Moneys Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                 SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and
7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                 SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                 SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

                 SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 11

                                 MISCELLANEOUS

                 SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

                 SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                                  if to the Company:

                 Santa Fe Energy Resources, Inc.
                 1616 South Voss Road, Suite 1000
                 Houston, TX 77057

                          Attention of General Counsel


                 If to the Trustee for purposes of Article II hereof:

                 The First National Bank of Boston
                 c/o BancBoston Trust Company of New York
                 55 Broadway--3rd Floor
                 New York, NY 10006

                 If to the Trustee for all other notices and communications hereunder:

                 The First National Bank of Boston
                 150 Royall Street
                 Mail Stop 45-02-15
                 Canton, MA 02021

                          Attention of Corporate Trust Division

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                 SECTION 11.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                 SECTION 11.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                 SECTION 11.08. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 SECTION 11.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                 SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                 SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                 SECTION 11.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 11.14. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary (other than the Securities). Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                       SANTA FE ENERGY RESOURCES, INC.

                                        by
                                           ----------------------------
                                           Name:
                                           Title:


                                       THE FIRST NATIONAL BANK OF BOSTON,

                                        by
                                           ----------------------------
                                            Authorized Signatory

                                                                 [Draft--5/9/94]
                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

No.                                                    $

                 % Senior Subordinated Debenturess Due 2004


         Santa Fe Energy Resources, Inc., a Delaware corporation, promises to
pay to           , or registered assigns, the principal sum of
Dollars on                      2004.

         Interest Payment Dates:                        and
                   .

         Record Dates:                                 and
                   .

         Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                      SANTA FE ENERGY RESOURCES, INC.,

                                      by
                                         -----------------------------
                                         President


                                         -----------------------------
                                         Secretary

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

THE FIRST NATIONAL BANK OF
  BOSTON, as Trustee, certifies
  [Seal] that this is one of
  the Securities referred
  to in the Indenture.

  by
     ---------------------------
     Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                    % Senior Subordinated Debenture Due 2004


1.  Interest

         Santa Fe Energy Resources, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The
Company will pay interest semiannually on                  and             of
each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from . Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close
of business on the          or             next preceding the interest payment
date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


3.  Paying Agent and Registrar

         Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The

Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

         The Company issued the Securities under an Indenture dated as of , 1994 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including the Incurrence of Indebtedness and Liens, the payment of dividends on and retirements of the Capital Stock of the Company and Restricted Subsidiaries and obligations junior to the Securities, the making of Investments, the sale of assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.


5. Optional Redemption

         The Securities may not be redeemed prior to __________, 1999. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

         if redeemed during the 12-month period beginning ___________,

             Period                              Percentage
             ------                              ----------
             1999  . . . . . . . . . . . . . .            %
             2000  . . . . . . . . . . . . . .            %
             2001  . . . . . . . . . . . . . .            %

and thereafter beginning              , 2002, at 100% of the principal amount
plus accrued and unpaid interest (if any) to the redemption date.


6.  Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

         Upon a Change of Control and subsequent Rating Decline, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subordination

         The Securities are subordinated in right of payment in the manner and to the extent set forth in the Indenture to the prior payment in full in cash of all Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid in cash before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose. The Indenture also provides that, under certain circumstances, the Company will be prohibited from making any payments in respect of the Securities if the Company is in default on any Senior Indebtedness.


9.  Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.

After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.  Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


14.  Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $25,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company and any Restricted Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $25,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable five days after written notice to the Representatives of each issue of Designated Senior Indebtedness. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


15.  Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.  Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18.  Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


19.  CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:


         ATTENTION OF

- ----------------------------------------------------------------------------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


- ----------------------------------------------------------------

Date:                      Your Signature:
     -----------------                    ----------------------

- ----------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                                  [  ]

        If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: $


Date:                     Your Signature:
      -------------------                ----------------------------------
                                         (Sign exactly as your name appears
                                         on the other side of the Security)


Signature Guarantee:
                     ------------------------------------------------------
                     (Signature must be guaranteed by a
                     member firm of the New York Stock
                     Exchange or a commercial bank or trust
                     company)